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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):      March 12, 2001
                                                        ------------------



                          TRANS WORLD AIRLINES, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                                             43-1145889
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(State of other jurisdiction                                  (IRS Employer
     of incorporation)                                    Identification Number)



                                    1-7815
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                           (Commission File Number)




One City Centre, 515 N. Sixth Street, St. Louis, Missouri          63101
(Address of principal executive offices)                         (Zip Code)



     Registrant's telephone number, including area code:     (314) 589-3000
                                                            -----------------
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Item 5.  Other Events.

          On March 12, 2001, pursuant to Section 363 of the U.S. Bankruptcy Code, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") approved the sale of substantially all of the assets of Trans World Airlines, Inc. and 26 of its direct and indirect wholly-owned subsidiaries (collectively "TWA") to American Airlines, Inc. ("American") in accordance with the terms of the Amended and Restated Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of February 28, 2001 and amended on March 9, 2001, by and between Trans World Airlines, Inc. and American. The Bankruptcy Court also authorized TWA's borrowing of an additional $130 million in debtor-in-possession financing from American and approved certain payments made by TWA to aircraft lessors pursuant to Section 1110 of the U.S. Bankruptcy Code.

     It is anticipated that after consummating the sale of assets to American, TWA will liquidate its remaining assets and distribute the proceeds to its creditors. As noted in TWA's Form 8-K Current Report dated as of January 10, 2001 and filed on January 17, 2001, it is also anticipated that if the transactions contemplated by the Asset Purchase Agreement are consummated and the remaining assets are distributed as described above, no proceeds will be available for distribution to any holders of TWA's equity securities, including TWA's Common Stock and its three series of Preferred Stock.

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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized to execute this report.


                                    TRANS WORLD AIRLINES, INC.
                                    (Registrant)


Dated: March 28, 2001                By:  /s/ Michael J. Palumbo
                                         -----------------------------------
                                          Executive Vice President and
                                          Chief Financial Officer